Exhibit 23.2
                                                                    ------------

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Prospectus/Joint Proxy Statement of URS Corporation and Woodward-Clyde Group, Inc. that is made a part of the Registration Statement (Form S-4) and to the use of our report therein dated March 28, 1997, with respect to the consolidated financial statements of Woodward-Clyde Group, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996.

                                         /s/ Ernst & Young LLP
                                         ERNST & YOUNG LLP

Denver, Colorado
October 8, 1997